As filed with the Securities and Exchange Commission on June 3, 2011

Registration No. 333-163866

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post Effective Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or other jurisdiction of incorporation)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road
Purchase, New York  10577
(914) 272-8080
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Stuart A. Tanz
Chief Executive Officer
3 Manhattanville Road
Purchase, New York  10577
(914) 272-8080
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York  10019
(212) 878-8000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of the Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [x]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Preferred Stock, Depositary Shares, Warrants and Rights	N/A	N/A	N/A	N/A

(1)    The Registrant is not registering additional securities.  Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 (File Nos. 333-163866). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

Explanatory Note

Effective as of June 2, 2011, Retail Opportunity Investments Corp. changed its state of incorporation from Delaware to Maryland. This reincorporation was effectuated by a merger (the "Reincorporation Merger") of Retail Opportunity Investments Corp., a Delaware corporation ("ROIC Delaware"), with and into Retail Opportunity Investments Corp., a Maryland corporation ("ROIC Maryland"), then a wholly owned Maryland subsidiary established for such purpose.  The Reincorporation Merger was approved by the requisite vote of stockholders at ROIC Delaware's Annual Meeting of Stockholders on May 5, 2011. ROIC Maryland is deemed to be the successor issuer of ROIC Delaware under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  ROIC Delaware and ROIC Maryland, as issuer and successor issuer, respectively, under Rule 12g-3 of the Exchange Act, are collectively referred to herein as the "Registrant."

The Registrant is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, File No. 333-163866 (the "Registration Statement"), pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), solely to update the Registration Statement as a result of the Registrant’s reincorporation in the State of Maryland from the State of Delaware via the Reincorporation Merger.

In accordance with Rule 414(d) under the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, now as successor issuer to ROIC Delaware pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act, including, but not limited to, the Registrant’s most recent annual report on Form 10-K and the description of the common stock of the Registrant as set forth in the Registration Statement on Form 8-A/A, filed by the Registrant with the Securities and Exchange Commission (the "SEC") on June 3, 2011. The applicable registration fees were paid at the time of the original filing of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of the Registrant's registration statement on Form S-3, File No. 333-163866 filed with the SEC on April 29, 2010.

Item 15.  Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The Registrant's charter contains a provision that eliminates the liability of its directors and officers to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the "MGCL")  requires a Maryland corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable to the corporation. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Registrant's charter authorizes it to obligate itself, and the Registrant's bylaws obligate it, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•
any individual who, while a director or officer of the Registrant and at the Registrant's request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The Registrant's charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or a predecessor of the Registrant.

 Item 16.  Exhibits.

Exhibit No.
1.1*	Form of Underwriting Agreement by and among Retail Opportunity Investments Corp. and the underwriters named therein.
2.1+	Agreement and Plan of Merger between Retail Opportunity Investments Corp., a Delaware corporation, and Retail Opportunity Investments Corp., a Maryland corporation, dated as of June 1, 2011.
3.1**	Articles of Amendment and Restatement of Retail Opportunity Investments Corp.
3.2**	Bylaws of Retail Opportunity Investments Corp.
3.3**
Articles of Merger between Retail Opportunity Investments Corp., a Delaware corporation, and Retail Opportunity Investments Corp., a Maryland corporation, as survivor, as filed with the State Department of Assessments and Taxation of Maryland on June 2, 2011.

4.2*	Form of Certificate for Preferred Stock of Retail Opportunity Investments Corp.
4.3*	Form of Designation for Preferred Stock.
4.4*	Form of Depositary Agreement.
4.5*	Form of Depositary Receipt.
4.6*	Form of Warrant Agreement.
4.7*	Form of Rights Agreement.
4.8*	Form of Rights Certificate.
5.1+	Opinion of Clifford Chance US LLP as to legality.
8.1***	Opinion of Clifford Chance US LLP with respect to tax matters.
23.1+	Consent of Ernst &Young LLP.
23.2+	Consent of McGladrey & Pullen, LLP.
23.3+	Consent of PKF LLP.
23.4+	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.5***	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

*	To be filed by amendment or incorporated by reference in connection with the offering of securities.
**	Incorporated by reference to the Registrant's current report on Form 8-K dated June 2, 2011 (File No. 001-33749).
***	Filed previously.
+	Filed herewith.

Item 17.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

 (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on this 3rd day of June, 2011.

RETAIL OPPORTUNITY INVESTMENTS CORP.

By: /s/ Stuart A. Tanz
       Name: Stuart A. Tanz
       Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

* Richard A. Baker	Executive Chairman of the Board	June 3, 2011

/s/Stuart A. Tanz Stuart A. Tanz	Chief Executive Officer, President and Director (Principal Executive Officer)	June 3, 2011

/s/John B. Roche John B. Roche	Chief Financial Officer (Principal Financial and Accounting Officer)	June 3, 2011

* Melvin S. Adess	Director	June 3, 2011

/s/Mark Burton* Mark Burton	Director	June 3, 2011

* Edward H. Meyer	Director	June 3, 2011

* Lee S. Neibart	Director	June 3, 2011

* Charles J. Persico	Director	June 3, 2011

* Laura H. Pomerantz	Director	June 3, 2011

*   By:      /s/John B. Roche
  John B. Roche
 As attorney-in-fact

EXHIBIT INDEX

Exhibit No.

1.1*	Form of Underwriting Agreement by and among Retail Opportunity Investments Corp. and the underwriters named therein.
2.1+	Agreement and Plan of Merger between Retail Opportunity Investments Corp., a Delaware corporation, and Retail Opportunity Investments Corp., a Maryland corporation, dated as of June 1, 2011.
3.1**	Articles of Amendment and Restatement of Retail Opportunity Investments Corp.
3.2**	Bylaws of Retail Opportunity Investments Corp.
3.3**
Articles of Merger between Retail Opportunity Investments Corp., a Delaware corporation, and Retail Opportunity Investments Corp. a Maryland corporation, as survivor, as filed with the State Department of Assessments and Taxation of Maryland on June 2, 2011.

4.2*	Form of Certificate for Preferred Stock of Retail Opportunity Investments Corp.
4.3*	Form of Designation for Preferred Stock.
4.4*	Form of Depositary Agreement.
4.5*	Form of Depositary Receipt.
4.6*	Form of Warrant Agreement.
4.7*	Form of Rights Agreement.
4.8*	Form of Rights Certificate.
5.1+	Opinion of Clifford Chance US LLP as to legality.
8.1***	Opinion of Clifford Chance US LLP with respect to tax matters.
23.1+	Consent of Ernst &Young LLP.
23.2+	Consent of McGladrey & Pullen, LLP.
23.3+	Consent of PKF LLP.
23.4+	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.5***	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

*	To be filed by amendment or incorporated by reference in connection with the offering of securities.
**	Incorporated by reference to the Registrant's current report on Form 8-K dated June 2, 2011 (File No. 001-33749).
***	Filed previously.
+	Filed herewith.